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                                                                   EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION

    Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brady Corporation (the "Company") certifies to his knowledge that:

        (1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended October 31, 2003 fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in that Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: December 12, 2003

/s/ FRANK M. JAEHNERT
-----------------------
Frank M. Jaehnert
President and Chief Executive Officer

    A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.